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                                                                                          Exhibit 11.0
                                        BTU INTERNATIONAL , INC.
                    CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                         (Dollars in thousands, except share and per share data)

                                           For the Three Months Ended        For the Six Months Ended
                                           --------------------------        ------------------------
                                            July 2,          July 3,         July 2,         July 3,
                                              1995             1994            1995            1994
-----------------------------------------------------------------------------------------------------
Net income                                $    1,359       $      384     $    2,515      $      790

Dividends accrued - Class A and                  (44)             (44)           (88)           (100)
    Class AA preferred stock
-----------------------------------------------------------------------------------------------------
Net income applicable to                  $    1,315       $      340     $    2,427      $      690
    common stockholders
=====================================================================================================

Weighted average shares and share
    equivalents outstanding:

    Common stock                           7,182,096        6,842,662      7,149,107       6,842,662
    Class AA convertible preferred stock      40,000          240,000         40,000         240,000
    Stock options                            106,024           52,038        105,817           56,726
-----------------------------------------------------------------------------------------------------

Weighted average shares and share          7,328,120        7,134,700      7,294,924       7,139,388
    equivalents outstanding
=====================================================================================================

Net income per common and common          $     0.18       $     0.05     $     0.33      $     0.10
    equivalent share
=====================================================================================================

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